Exhibit 99.1

Marrone Bio Innovations, Inc. Reports Fourth-Quarter and Full-Year 2020 Financial Results

DAVIS, Calif. – March 23, 2021 – Marrone Bio Innovations, Inc. (NASDAQ: MBII) has provided its financial results for the fourth quarter and full year ended December 31, 2020. Key results include:

●	Revenues increased 31% in fiscal year 2020, driven by expanded use of the company’s biological solutions as seed-and soil-treatments, and through greater global diversification.
●	Gross margins for the full year were 59.6%, as a result of improved product mix.
●	The focus on cost management resulted in a reduction in operating expenses for both the fourth quarter and the full year.
●	Net income (loss) and Adjusted EBITDA in fiscal year 2020 improved by 46% and 31%, respectively.

Selected Financial Highlights

$ in millions	Q4 2020	Q4 2019	% Increase (Decrease)	FY 2020	FY 2019	% Increase (Decrease)
Revenues	$7.7	$6.7	15%	$38.4	$29.4	31%
Gross Profit	$4.9	$3.7	32%	$22.9	$16.1	42%
Gross Margin	63.7%	55.8%	+790bps	59.6%	54.9%	+470bps
Operating Expenses	$9.0	$11.9	(24)%	$40.1	$44.1	(9)%
Operating Expense Ratio	117%	178%	-6,100bps	104%	150%	-4,600bps
Net Income (Loss)	$(4.2)	$(10.1)	(58)%	$(20.2)	$(37.2)	(46)%
Adjusted EBITDA[1]	$(2.2)	$(5.3)	(58)%	$(11.0)	$(16.0)	(31)%
Cash Used in Operations	$(7.4)	$(4.9)	49%	$(16.0)	$(21.3)	(25)%

1Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

Fourth-Quarter 2020 Financial and Operational Summary

o	Revenues in the fourth quarter increased by 15% as the company’s seed- and soil-applied treatments for use in the U.S. row crops moved into the distribution channel in anticipation of the 2021 growing season. Higher sales of crop protection products - including Regalia® biofungicide and Venerate® bioinsecticide - for application in the outdoor vegetable and greenhouse markets in the United States also contributed to the gain.

o	Gross margins benefited from product mix in the quarter, increasing by 790 basis points to 63.7%.
o	Operating expenses declined by 24%, a direct result of continuing cost control. The significant improvement in the operating expense ratio – a key performance indicator that compares operating expenses to revenues – reflected both the increase in revenues and the decrease in spending.
o	The fourth-quarter net loss was $4.2 million as compared with a net loss of $10.1 million in the fourth quarter of 2019. The improvement was driven by the gains in revenues and gross profit, coupled with the benefits from cost management. In comparison, the net loss in the fourth quarter of 2019 included $1.3 million in one-time non-cash charges related to new or replacement warrants.
o	Cash used in operations in the fourth quarter of 2020 was $7.4 million, as compared with cash used in operations of $4.9 million in the same period in 2019. The increase reflected the timing of working capital needs for year-end shipment of products.

Full Year 2020 Financial and Operational Summary.

o	Revenue growth of 31% year-over-year was driven by the company’s continued strategic shift into a more diverse mix of sales across crops, geographies and product offerings. Significant inroads were made in expanding the company’s geographic reach, with 20% of revenues coming from the European Union and Latin America, compared with 6% of revenues in 2019. Sales into row crops - such as corn, soybeans, cotton and wheat — increased with expanded offerings in plant health products and seed- and soil-applied treatments. Further market penetration and market share gains in the fruit-and-vegetables segment also contributed to the revenue increase, particularly for Regalia® and Venerate®.
o	Gross profit in 2020 expanded at a greater rate than revenues, up 42% as compared with gross profit in 2019. The 470 basis point improvement in annual gross margins to 59.6% was primarily a function of sales into higher margin end-use markets.
o	Operating expenses were reduced by 9% to $40.1 million in 2020. With increased sales and lower costs, the operating expense ratio for the full year declined to 104%, as compared with 150% in 2019. Operating expenses in 2020 benefited by $1.4 million from a Paycheck Protection Program (PPP) loan secured to retain employees supporting the essential agricultural industry during the COVID-19 pandemic, which has since been forgiven.
o	The company reported improvements in both net income (loss) and Adjusted EBITDA for fiscal year 2020. Net loss was $20.2 million, a 46% improvement year over year, while Adjusted EBITDA improved by 31%. The net loss in 2020 included $1.5 million in one-time, non-cash charges related to the issuance of new or replacement warrants and a warrant modification, as compared with $7.6 million in similar non-cash charges in 2019. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.
o	Cash used in operations for 2020 was $16 million, a 25% improvement from cash used in operations in 2019. The improvement in net income, coupled with efficient use of working capital throughout the year, contributed to the increase. For the full year 2020, operating cash also benefited from $1.7 million in proceeds from the PPP loan.

Management Commentary

“We remain committed to our mission of rapidly advancing Marrone Bio toward profitability, and the results this year supported this objective,” said Chief Executive Officer Kevin Helash. “The dedication of our team, combined with the breadth and scope of our product line and our international footprint, were key drivers of our results in 2020.

“We expect this momentum to continue in 2021, with an ongoing focus on expanding sales both through our existing product portfolio and through potential strategic partnerships or acquisitions,” Helash added. “We intend to maintain operating expenses at 2020 levels, plus inflation, while growing revenues in the mid-20% range, with an annual target for gross margins in the mid-50% range.

“Looking forward, we expect a strong first half of the year, with revenue growth in line with our annual revenue target. Historically, our first quarter is one of our smaller quarters from a sales perspective as the market prepares for the upcoming growing season,” he concluded.

Conference Call and Webcast

Management will host an investor conference call at 4:30 p.m. ET (1:30 p.m. PT) on March 23, 2021 to discuss Marrone Bio Innovations’ fourth quarter and full year 2020 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q4 and Full Year 2020 Conference Call and Webcast

Date: Tuesday, March 23, 2021

Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)

U.S. Dial-in: 1-866-248-8441

International Dial-in: 1-323-289-6581

Conference ID: 3024576

Webcast: http://public.viavid.com/index.php?id=143854

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through April 23, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 1021625. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: MBII Q4 2020 Webcast.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 15 products help customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. Our end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA which is not a financial measure as defined by GAAP. This financial measure is presented as a supplemental measure of operating performance because we believe it can aid in, and enhance, the understanding of our financial results. In addition, we use Adjusted EBITDA as a measure internally for budgeting purposes.

We define Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, plus (6) from time to time, certain other items which are specific transaction-related items. Other companies may define or calculate this measure differently, limiting the usefulness as a comparative measure. Because of this limitation, this non-GAAP financial measure should not be considered in isolation or as substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables.

	YEAR ENDED	YEAR ENDED
	DECEMBER 31,	DECEMBER 31,
	2020	2019
Net Loss (AS REPORTED)	$(20,168)	$(37,175)
Taxes	29	-
Interest expense	1,443	1,474
Depreciation and amortization	3,558	2,349
EBITDA	$(15,138)	$(33,352)
Stock based compensation	3,595	3,686
Acquisition related costs	-	3,744
Litigation cost and settlement	-	1,914
Loss on modification of warrants	72	1,564
Loss on issuance of new warrants	1,391	6,065
Change in fair value of contingent consideration	445	342
Reduction in expenses related to PPP funds	(1,396)	-
Adjusted EBITDA	$(11,031)	$(16,037)

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the company’s views as of any subsequent date. Examples of such statements include financial guidance and other statements regarding the company’s future revenue growth, margins and other financial results; expansion of the company’s product portfolio; expectations regarding agricultural market trends; and the potential benefits of the company’s products. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the company’s products, any difficulty in expanding the company’s sales and marketing infrastructure or marketing the company’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse actions by distributors, manufacturers, regulatory agencies and other relevant third parties. Additional information that could lead to material changes in the company’s performance is contained in its filings with the Securities and Exchange Commission. The company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Clyde Montevirgen
Vice President of Business Development & Investor Relations
Telephone: 530-750-2800
info@marronebio.com

Investor Relations:

Lucas A. Zimmerman

Senior Vice President

MZ Group – MZ North America

Main: 949-259-4987

MBII@mzgroup.us

MARRONE BIO INNOVATIONS, INC.
Condensed Consolidated Balance Sheets
(Unaudited, In Thousands, Except Par Value)

	DECEMBER 31,	DECEMBER 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$15,841	$6,252
Accounts receivable	10,113	5,925
Inventories	6,618	8,149
Prepaid expenses and other current assets	1,688	1,390
Total current assets	34,260	21,716
Property, plant and equipment, net	12,565	13,260
Right of use assets, net	3,760	4,567
Intangible assets, net	21,383	23,842
Goodwill	6,740	6,764
Restricted cash	1,560	1,560
Other assets	929	1,008
Total assets	$81,197	$72,717

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,895	$3,379
Accrued liabilities	11,650	12,467
Deferred revenue, current portion	374	427
Lease liability, current portion	1,008	913
Debt, current portion, net	9,301	3,899
Total current liabilities	24,228	21,085
Deferred revenue, less current portion	1,628	1,986
Lease liability, less current portion	3,050	3,970
Debt, less current portion, net	11,479	11,847
Debt due to related parties	7,300	7,300
Other liabilities	2,102	2,971
Total liabilities	49,787	49,159
Commitments and contingencies
Stockholders’ equity:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at December 31, 2020 and December 31, 2019	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 167,478 and 139,526 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	1	1
Additional paid in capital	372,226	344,206
Accumulated deficit	(340,817)	(320,649)
Total stockholders’ equity	31,410	23,558
Total liabilities and stockholders’ equity	$81,197	$72,717

MARRONE BIO INNOVATIONS, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	DECEMBER 31,	DECEMBER 31,
	2020	2019
Revenues:
Product	$37,915	$28,912
License	459	461
Total revenues	38,374	29,373
Cost of product revenues	15,505	13,260
Gross profit	22,869	16,113
Operating Expenses:
Research, development and patent	11,330	14,026
Selling, general and administrative	28,734	30,072
Total operating expenses	40,064	44,098
Loss from operations	(17,195)	(27,985)
Other income (expense):
Interest expense	(1,443)	(1,474)
Loss on modification of warrants	(72)	(1,564)
Loss on issuance of new warrants	(1,391)	(6,065)
Change in fair value of contingent consideration	(445)	(342)
Other income, net	407	255
Total other expense, net	(2,944)	(9,190)
Net loss before Income Taxes	$(20,139)	$(37,175)
Income Tax Expense	(29)	—
Net Loss	(20,168)	(37,175)
Basic and diluted net loss per common share:	$(0.14)	$(0.32)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	148,892	117,982

MARRONE BIO INNOVATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited - In Thousands)

	DECEMBER 31,	DECEMBER 31,
	2020	2019
Cash flows from operating activities
Net loss	$(20,168)	$(37,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,558	2,349
Gain on disposal of equipment	(9)	(21)
Right of use assets amortization	807	805
Share-based compensation	3,595	3,686
Non-cash interest expense	226	277
Loss on modification of warrants	72	1,564
Loss on issuance of new warrants	1,391	6,065
Change in fair value of contingent consideration	445	342
Net changes in operating assets and liabilities:
Accounts receivable	(4,188)	(2,622)
Inventories	1,531	599
Prepaid Expenses and other assets	(219)	(327)
Accounts payable	(1,409)	1,204
Accrued and other liabilities	(148)	3,223
Lease Liability	(825)	(627)
Deferred revenue	(618)	(681)
Net cash used in operating activities	(15,959)	(21,339)
Cash flows from investing activities
Payment of consideration in connection with previous asset purchase	(1,240)	(669)
Business combination, net of cash acquired	—	(5,849)
Purchases of property, plant and equipment	(559)	(296)
Proceeds from sale of equipment	2	21
Net cash used in investing activities	(1,797)	(6,793)
Cash flows from financing activities
Proceeds from issuance of debt	202	141
Proceeds from secured borrowings	40,127	29,376
Repayment in secured borrowings	(34,790)	(27,822)
Repayment of debt	(524)	(1,715)
Equity offering costs	(104)	—
Exercise of stock options	108	55
Proceeds from employee stock purchase plan	254	128
Net settlement of options	—	—
Exercise of warrants	22,072	16,000
Net cash provided by financing activities	27,345	16,163
Net increase (decrease) in cash and cash equivalents and restricted cash	9,589	(11,969)
Cash and cash equivalents and restricted cash, beginning of period	7,812	19,781
Cash and cash equivalents and restricted cash, end of period	$17,401	$7,812

Supplemental disclosure of cash flow information
Cash paid for interest	$1,166	$1,175
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$44	$—
Fair Value of non-cash consideration issued in acquisition transactions	$—	$23,917
Conversion of accrued liabilities into equity associated with the granting of restricted stock units	$632	$—